                                                                     Exhibit 2.1

                   FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

      THIS FIRST  AMENDMENT TO AGREEMENT AND PLAN OF MERGER dated as of November
30,  2006 (this  "AMENDMENT"),  is by and among Lone Star  Steakhouse  & Saloon,
Inc., a Delaware corporation (the "COMPANY"), Lone Star U.S. Acquisitions LLC, a
Delaware limited  liability company  ("PURCHASER") and COI Acquisition  Corp., a
Delaware  corporation  ("MERGER  SUB")  and  an  affiliate  of  Purchaser.   All
capitalized  terms  used and not  otherwise  defined  herein  have the  meanings ascribed to them in the Merger Agreement.

                                    RECITALS

      WHEREAS,  the parties have entered into that certain Agreement and Plan of
Merger, dated as of August 18, 2006 (the "MERGER AGREEMENT"); and

      WHEREAS,  the parties  desire to amend the Merger  Agreement in the manner more particularly described below.

                                    AGREEMENT

      NOW,  THEREFORE,  in  consideration  of the  premises  and  of the  mutual covenants,  representations,  warranties,  and agreements herein contained,  the receipt and  sufficiency of which are hereby  acknowledged,  the parties hereto, intending to be legally bound, hereby agree as follows:

      Section 1.01. AMENDMENT TO THE MERGER AGREEMENT. The dollar amount "$6.33"
set forth in Section  1.4(b) of the  Merger  Agreement  is hereby  amended to be
"$6.58".

      Section 1.02  GENERAL PROVISIONS.

      (a) GOVERNING  LAW. This  Amendment  shall be deemed to be made in, and in all respects shall be  interpreted,  construed and governed by and in accordance with the  internal  laws  of,  the  State of  Delaware,  without  regard  to the conflicts of law  principles  thereof.  In any action between any of the parties arising out of or relating to the subject matter of this Amendment:  (a) each of the  parties  irrevocably  and  unconditionally  consents  and  submits  to  the exclusive  jurisdiction and venue of the state and federal courts located in the
State of Delaware  (and agrees not to  commence  any such action  except in such courts) and  irrevocably and  unconditionally  waives and agrees not to plead or claim in any such  court  that any such  action  brought  in such court has been brought in an inconvenient forum; (b) if any such action is commenced in a state court,  then, subject to applicable law, no party shall object to the removal of such action to any federal court  located in the State of Delaware;  (c) each of the  parties  irrevocably  waives the right to trial by jury and (d) each of the parties  irrevocably  consents  to service of process by first  class  certified mail, return receipt  requested,  postage prepaid,  to the address at which such party is to receive notice in accordance with the Merger Agreement.

      (b)  COUNTERPARTS.   This  Amendment  may  be  executed  in  one  or  more
counterparts,  each of which  together  shall be deemed an original,  but all of which together shall constitute one and the same instrument.

      (c)  SEVERABILITY.  In case any provision in this Amendment  shall be held invalid,  illegal or  unenforceable  in a jurisdiction,  such provision shall be modified  or  deleted,  as to the  jurisdiction  involved,  only  to the  extent necessary to render the same valid,  legal and  enforceable,  and the  validity, legality and enforceability of the remaining  provisions hereof shall not in any way be  affected  or  impaired  thereby  nor shall  the  validity,  legality  or enforceability of such provision be affected thereby in any other jurisdiction.

      (d) BINDING  AGREEMENT;  NO ASSIGNMENT.  This Amendment shall be effective only if it is signed by the Purchaser,  Merger Sub and the Company.  Thereafter,
this Amendment  shall be binding upon and inure to the benefit of the Purchaser,
Merger Sub, the Company and each of their  successors  and assigns.  No party to this Amendment shall assign this Amendment, by operation of law or otherwise, in whole or in part, without the prior written consent of the other parties hereto.

      (e) NO OTHER  AMENDMENTS.  Except  as set  forth  herein,  the  terms  and provisions  of the  Merger  Agreement  will  remain in full  force and effect in accordance  with  their  terms.  On or after  the date of this  Amendment,  each reference in the Merger Agreement to "this  Agreement,"  "hereunder,"  "hereof,"
"herein" or words of like import  referring to the Merger  Agreement  shall mean and be a reference  to the Merger  Agreement as amended by this  Amendment,  and this Amendment shall be deemed to be a part of the Merger Agreement.

                                       2

     IN  WITNESS  WHEREOF,  the  Company,  Purchaser  and  Merger Sub have duly executed this Amendment, all as of the date first written above.

                                   LONE STAR STEAKHOUSE & SALOON,
                                   INC., a Delaware corporation

                                   By: /s/ Jamie B. Coulter
                                       -----------------------------------------
                                       Jamie B. Coulter, Chief Executive Officer

                                   LONE STAR U.S. ACQUISITIONS LLC, a
                                   Delaware limited liability company

                                   By: /s/ Marc L. Lipshy
                                       -----------------------------------------
                                       Marc L. Lipshy, Vice President

                                   COI ACQUISITION CORP., a Delaware
                                   corporation

                                   By: /s/ Marc L. Lipshy
                                       -----------------------------------------
                                       Marc L. Lipshy, Vice President